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                                                        EXHIBIT 99.1

                                                        Contact:  Rob Stewart
                                                                  (626) 396-8300

FOR RELEASE
Thursday, February 24, 2000

      ACACIA RESEARCH REPORTS FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

PASADENA, Calif., February 24, 2000 - Acacia Research Corporation (Nasdaq/NMS:ACRI) today reported results for the quarter and year ended December 31, 1999. Net loss for the quarter ended December 31, 1999 was $1,794,000, or 15 cents per share, versus a net loss of $1,849,000, or 18 cents per share, for the comparable 1998 period. Net loss for the year ended December 31, 1999 was $8,197,000, or 75 cents per share, versus a net loss of $6,189,000, or 69 cents per share in 1998.

Losses before income taxes and minority interests for the quarter and year ended in 1999 increased primarily due to research and development and start-up costs of one of Acacia Research's new subsidiaries, Soundbreak.com, and the expansion of subsidiary CombiMatrix's research and development efforts. Growth of the Company's infrastructure, including additions to personnel and office space, also added to the increase. The portion of net losses allocated to minority interests for the quarter and year ended December 31, 1999 increased by $1,989,000 and $2,031,000, respectively, over the comparable periods in 1998.

As of December 31, 1999, total assets were $51,791,000 of which $37,631,000 was cash and cash equivalents. On February 7, 2000, Acacia Research issued a warrant call, which expires March 8, 2000, to all holders of outstanding common stock purchase warrants. If all outstanding warrants are exercised, the Company will receive proceeds of approximately $13 million.

During the fourth quarter of 1999, the Company and its majority-owned subsidiaries began to significantly increase financing, acquisition, and operating activities. The Company intends to continue to invest in growing its business and developing new Internet and technology related subsidiaries. Highlights of the fourth quarter include:

       - $7.5 million equity financing completed for Soundbreak.com, in which the Company participated.

       - $10.7 million of proceeds received by Acacia Research from the exercise of common stock purchase warrants.

       - Formation of Acacia Launchpad, a wholly-owned subsidiary of Acacia Research whose mission is to incubate and accelerate the development of new Internet businesses.

       -      $21 million private equity financing completed for Acacia
              Research.

       - Conversion of promissory notes to equity in CombiMatrix, which eliminated all long-term debt previously carried by CombiMatrix and the Company.

       - Acquisition of a 31% ownership interest in Mediaconnex by Acacia Research.

       - Purchase of a 7.6% interest in The EC Company by Acacia Research, which was finalized in January 2000.

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Page Two
Acacia Research Corporation
February 24, 2000

To further enhance the Company's and majority-owned subsidiaries' business potential, a number of key personnel have recently been added:

       - LISA Z. CRANE, former General Manager of NBC.com and Vice President of NBC Interactive, was named President and Chief Executive Officer of Soundbreak.com.

       - GERALD KNUDSON, former President of Polaroid Medical Systems and President and CEO of Resonex, Inc., was named President and Chief Executive Officer of CombiMatrix.

       - PETER FRANK, former Chief Financial Officer of Gramercy Pictures and Vice President of Marketing Finance and Administration of 20th Century Fox, was named Chief Financial Officer of Acacia Research.

       - IRENE BYRNE, former Recruiting Team Leader for Disney Consumer Products, was named Vice President, Human Resources of Acacia Research.

       - MARY ROSE COLONNA, former Controller of Universal Interactive Studios and Manager of Post Production Finance at the Walt Disney Company, was named Vice President, Finance and Controller of Acacia Research.

       - DANIEL KELLY, former Director of Business Development and Licensing at Disney Interactive and Director of ESPN Sports and Online Business at Disney Interactive, was named Vice President, Strategic Development of Acacia Research.

Acacia Research is currently engaged in a variety of technology-related businesses through our majority-owned subsidiaries and strategic acquisitions. By providing business and technology infrastructure services and ongoing operational support, Acacia Research can provide an environment that allows early-stage companies to focus on their business strategies.

Acacia Research's majority-owned subsidiaries are:

       - ACACIA LAUNCHPAD LLC was formed to incubate and accelerate the development of new Internet companies. Launchpad will provide seed capital and an environment that enables ideas to grow and get to market quickly. Once a company is past the incubation stage, Acacia Research can provide additional funding through direct investments and capital secured from other strategic venture investors as well as ongoing operational support. Acacia Research owns 100% of the membership interest of Launchpad.

       - COMBIMATRIX CORPORATION is developing a proprietary biochip array processor system that integrates semiconductor technology with new developments in biotechnology and chemistry. In initial applications, CombiMatrix expects its array system to allow researchers to perform hundreds of DNA tests on a sample of genetic material simultaneously. As new therapeutic entities are developed, biochip array products are expected to play an important role in toxicity and clinical studies as well as diagnostic products. Acacia Research owns 50.1% of the outstanding common stock of CombiMatrix.

       - MERKWERKS CORPORATION is currently developing a utility software product for use with CD-Recordable, or CD-R, computer drives. Acacia Research owns 99.9% of the outstanding common stock of MerkWerks.

       - SOUNDBREAK.COM INCORPORATED has developed a dynamic music website that fuses the live entertainment value of radio with the power of the Internet (HTTP://WWW.SOUNDBREAK.COM). Initially targeting lovers of alternative music, Soundbreak.com offers a robust web experience with live, 24-hour global webcasts hosted by professional digital jocks, state-of-the-art graphics, and extensive communication and user feedback tools. Acacia Research owns 73.5% of the common stock, on an as-converted basis, of Soundbreak.com.

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Page Three
Acacia Research Corporation
February 24, 2000

       - SOUNDVIEW TECHNOLOGIES INCORPORATED owns intellectual property related to the telecommunications field, including audio and video blanking systems, also known as "V-chip" technology. Soundview Technologies intends to license its technology to television manufacturers. Acacia Research owns 66.7% of the outstanding common stock of Soundview Technologies.

     Some of Acacia Research's current minority-owned affiliates are:

       - GREENWICH INFORMATION TECHNOLOGIES LLC is the exclusive marketing and licensing agent for several patents relating to video-on-demand and audio-on-demand technology. Acacia Research owns 33.3% of the membership interest of Greenwich Information Technologies.

       - MEDIACONNEX COMMUNICATIONS, INC. is a business-to-business e-commerce company focused on the $90 billion advertising market. Acacia Research owns a 31% interest in Mediaconnex.

       - SIGNATURE-MAIL.COM LLC has developed an on-demand software service that allows users to personalize their e-mail and computer documents with handwritten signatures, greetings, and drawings (http://www.signature-mail.com). Acacia Research owns 25% of the membership interest of Signature-mail.

       - THE EC COMPANY is a leader in business-to-business Internet exchange transactions for mid-market suppliers
              (http://www.eccompany.com). Acacia Research owns a 7.6% interest in The EC Company.

For more information, please visit Acacia Research's website at http://www.acaciaresearch.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ADDRESS FUTURE EVENTS AND CONDITIONS CONCERNING THE COMPANY'S AND ITS SUBSIDIARY'S BUSINESS PLANS. SUCH STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF FACTORS AND UNCERTAINTIES, SUCH AS FUTURE ECONOMIC CONDITIONS, CHANGES IN CONSUMER DEMAND, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS, AND OTHER CIRCUMSTANCES AFFECTING ANTICIPATED REVENUES AND COSTS, WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. ACACIA RESEARCH URGES INVESTORS TO REVIEW IN DETAIL THE RISKS AND UNCERTAINTIES DISCLOSED IN THE COMPANY'S FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING, BUT NOT LIMITED TO THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 1999 AND THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3/A FILED ON FEBRUARY 7, 2000, COPIES OF WHICH CAN BE OBTAINED FROM THE COMPANY OR THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY EXPRESSLY DISCLAIMS ANY FUTURE OBLIGATION OR UNDERTAKING TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN.

                                    - MORE -

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                       ACACIA RESEARCH CORPORATION (ACRI)
                          SUMMARY FINANCIAL INFORMATION
                                   (unaudited)

CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)

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

                                                                                12/31/99         12/31/98
                                                                                --------        --------
Total Assets                                                                    $ 51,791        $ 19,769

Total Liabilities                                                               $  1,633        $  1,828

Minority Interests                                                              $  4,896        $      -

Total Stockholders' Equity                                                      $ 45,262        $ 17,941



CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share information)


                                                              TWELVE MONTHS ENDED                      THREE MONTHS ENDED
                                                        -------------------------------          ------------------------------
                                                          12/31/99            12/31/98             12/31/99          12/31/98
                                                        -----------         -----------          -----------        -----------
Revenue (management fee income)                         $       122         $       382          $         6        $       264

Operating Expenses                                           (9,542)             (6,224)              (3,546)            (1,790)
                                                        -----------         -----------          -----------        -----------
      Operating Loss                                         (9,420)             (5,842)              (3,540)            (1,526)

Other Income (expense)
      Interest income                                           389                 302                  158                106
      Interest expense                                         (254)               (130)                (130)               (42)
      Equity in Losses of Affiliates and Partnerships        (1,121)               (717)                (154)              (270)
                                                        -----------         -----------          -----------        -----------
      Total other expense                                      (986)               (545)                (126)              (206)
                                                        -----------         -----------          -----------        -----------
Loss before  income taxes & minority interests              (10,406)             (6,387)              (3,666)            (1,732)

Provision for income taxes                                      (20)                  -                    -                  -

Minority Interests                                            2,229                 198                1,872               (117)
                                                        -----------         -----------          -----------        -----------
Net Loss                                                $    (8,197)        $    (6,189)         $    (1,794)       $    (1,849)
                                                        ===========         ===========          ===========        ===========
Loss per common share (diluted)                         $     (0.75)        $     (0.69)         $     (0.15)       $     (0.18)

Weighted average number of common shares                 10,871,423           8,971,272           12,160,566         10,195,250

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